Exhibit 10.9

EMPLOYEE SEVERANCE COMPENSATION PLAN
OF
FLUSHING BANK

(Amended and restated effective as of January 1, 2016)

1.                  PURPOSE. The purpose of this Employee Severance Compensation Plan (the “Plan”) is to provide an equitable measure of compensation for eligible employees of Flushing Bank (the “Bank”) or Flushing Financial Corporation (the “Holding Company”) whose employment has been terminated within one year after a Change of Control.

2.                  DEFINITIONS.

(a)                “Cause” means intentional engagement in dishonest conduct, insubordination, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform duties, or commission of an act which would constitute a felony.

(b)               “Change of Control” means:

(i)                 the acquisition of all or substantially all of the assets of the Bank or the Holding Company by any person or entity, or by any persons or entities acting in concert;

(ii)               the occurrence of any event if, immediately following such event, a majority of the members of the Board of Directors of the Bank or the Holding Company or of any successor corporation shall consist of persons other than Current Members (for these purposes, a “Current Member” shall mean any member of the Board of Directors of the Bank or the Holding Company as of the Effective Date of the Conversion and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the Board of Directors);

(iii)             the acquisition of beneficial ownership, directly or indirectly (as provided in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Act”), or any successor rule), of 25% or more of the total combined voting power of all classes of stock of the Bank or the Holding Company by any person or group deemed a person under Section 13(d)(3) of the Act; or

(iv)             the consummation of a merger or consolidation of the Bank or the Holding Company with another corporation where the stockholders of the Bank or the Holding Company, immediately prior to the merger or consolidation, do not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation.

(c)                “Effective Date of the Conversion” means the day on which the conversion of the Bank from the mutual to capital stock form of ownership becomes effective.

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(d)               “Disability” means termination under circumstances in which the employee would qualify for disability benefits under one or more disability programs maintained by the Holding Company or the Bank.

(e)                “Good Reason” means (I) a reduction by the Bank or the Holding Company in the employee’s Pay, as in effect immediately prior to a Change of Control, or (ii) the failure of the Bank or Holding Company to maintain the employee’s principal place of employment within 50 miles, as in effect immediately prior to a Change of Control.

(f)                “Pay” means the regular hourly wage of an employee or, if the employee is salaried, the annual base salary of the employee, as in effect immediately prior to a Change of Control, and does not include in either case overtime, bonuses, or other premium wage payments.

3.                  ELIGIBILITY. An employee shall be eligible to receive the severance payment described in Section 4 of this Plan if:

(a)                the employee was employed by the Bank or the Holding Company immediately prior to a Change of Control at the level of Assistant Secretary or below,

(b)               the employee is not a party to an employment agreement nor a special termination agreement with the Bank or the Holding Company on the date of termination of the employee’s employment,

(c)                the employee completed at least one year of service with the Bank or the Holding Company prior to termination of the employee’s employment,

(d)               the employee’s employment was terminated within one year following a Change of Control, and

(e)                the employee’s employment was terminated (i) by the Bank or the Holding Company other than by reason of the death, or Disability of the employee and other than for Cause, or (ii) by the employee for Good Reason.

4.                  BENEFITS.

(a)                Employees eligible pursuant to Section 3 shall be entitled to receive from the Bank a cash lump sum severance payment equal to two weeks of Pay for each full year of continuous service completed with the Bank or the Holding Company or any predecessor of the Bank, up to a maximum benefit of 26 weeks of Pay, which shall be paid within thirty days of the Employee’s termination of employment.

(b)               The severance payment described above in paragraph (a) shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options, or other benefits which may be owed to the employee following termination.

(c)                No employee shall be required to mitigate, by seeking employment or otherwise, the amount of any payment that the Bank becomes obligated to make under this Plan, and amounts to be paid to an employee pursuant to this Plan shall not be reduced by reason of the employee’s obtaining other employment or receiving similar payments or benefits from another employer.

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5.                  WITHHOLDING. The Bank shall have the right to deduct from all payments under this Plan any taxes required by law to be withheld from such payments.

6.                  NO RIGHT TO EMPLOYMENT. Nothing in this Plan shall be construed as giving any person the right to be retained in the employment of the Bank or the Holding Company, nor shall it affect the right of the Bank or the Holding Company to terminate an employee’s employment with or without Cause.

7.                  AMENDMENT AND TERMINATION. The Board of Directors of the Bank may amend or terminate this Plan at any time prior to a Change of Control. This Plan may not be amended or terminated at any time after a Change of Control in any manner adverse to an employee without the consent of such employee.

8.                  NONASSIGNABILITY. Benefits under this Plan may not be assigned by the employee. The terms and conditions of this Plan shall be binding on the successors and assigns of the Bank.

9.                  SEVERABILITY. In the event that any provision of this Plan shall be held to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Plan shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

10.              CONSTRUCTION. The Board of Directors of the Bank shall have sole and full authority to interpret and construe this Plan. Any such interpretation or construction shall be final and conclusive.

11.              GOVERNING LAW. This Plan shall be governed by the laws of the State of New York, without reference to conflicts of law principles.

12.              GUARANTEE. The Holding Company shall guarantee the payment by the Bank of any benefits to which an employee is entitled under this Plan.

13.              EFFECTIVE DATE. This Plan originally became effective as of the Effective Date of the Conversion and was subsequently amended and restated. This amendment and restatement of the Plan shall be effective as of January 1, 2016.

14.              COMPLIANCE WITH SECTION 409A

(a)                Notwithstanding the provisions of Section 4 of this Plan, if the employee is a specified employee within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), as determined by the Board of Directors of the Bank in accordance with the election made by the Bank for determining specified employees, any amounts payable under Section 4 of this Plan which constitute “deferred compensation” within the meaning of Section 409A and which are otherwise scheduled to be paid during the first six months following the employee’s termination of employment (other than any payments that are permitted under Section 409A to be paid within six months following termination of employment of a specified employee) shall be suspended until the six-month anniversary of the employee’s termination of employment (or the employee’s death if sooner), at which time all payments that were suspended shall be paid to the employee (or her estate) in a lump sum, together with interest on each suspended payment at the prime rate (as reported in the Wall Street Journal) from the date of suspension to the date of payment.

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(b)               A termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” (within the meaning of Code Section 409A).

(c)                It is intended that this Plan comply with the provisions of Section 409A and the regulations and guidance of general applicability issued thereunder so as to not subject the employee to the payment of additional interest and taxes under Section 409A, and in furtherance of this intent, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.